                                                                    EXHIBIT 10.9

                           LEASE EXTENSION AGREEMENT

Date: March 3/4, 1999

RE: The extension of the lease term under the two (2) Lease Agreements entered into by Datalink Corporation, as Lessee, for leased space at the Edina Southwest Building, Bays 1 through 9:

     (1.) Lease Agreement dated February 26, 1997, for 26,653 square feet in Bays 2 through 9.

     (2.) Lease Agreement dated July 26, 1998 for 10,530 square feet in Bay 1 and a portion of Bay 2.

     Parties:
            7423 Washington Avenue LLP, as successor Lessor under Lease Agreement (1.) above, and Lessor under Lease Agreement (2.) above
              - hereinafter referred to as the "Lessor" and,

            Datalink Corporation
              - hereinafter referred to as the "Lessee"

The Parties agree to the following:

     (1.) As consideration of the Lessee agreeing to pay for its tenant improvements made in 1998, the Lessor and Lessee agree that the termination dated for both above mentioned Lease Agreements shall be extended so that the termination date of both is December 31, 2002.

     (2.) The monthly rents set forth under the two (2) above mentioned Lease Agreements shall remain the same through December 31, 1999, and then the rent, as set forth in paragraph 6, shall be increased by three percent (3.00%) as of January of 2000, and remain the same thereafter.

     (3.) The Lessee shall have the right and option to extended the lease term with two (2), three (3) year options, such option(s) shall be offered to the Lessee at the market rate in existence at the time of the extension.

     (4.) All other terms and conditions of the two (2) above mentioned Lease Agreements shall remain unchanged and in full force and effect.

Lessor:                                           Lessee:

7423 Washington Avenue LLP                        Datalink Corporation

by Greg Meland                                    by Greg Meland
   --------------------                              --------------------
its Managing Partner                             its President & CEO
    -------------------                              --------------------